February 23, 2012
Fourth Quarter 2011 Conference Call

Forward-Looking Statements
This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of
1933 and Section 21E of the Securities Exchange Act of 1934. All such statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of
1995, including, without limitation, any projections of financial items; projections of contracting services activity; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of properties or wells; projections of utilization; any statements of the plans, strategies and objectives of management for future operations; any statements concerning developments; and any statements of assumptions underlying any of the foregoing. These statements involve certain assumptions we made based on our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are reasonable and appropriate under the circumstances. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; local, national and worldwide economic conditions; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks, volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed
Annual Report on Form 10-K and in the Company’s other filings with the SEC. Free copies of the reports can be found at the SEC’s website, www.SEC.gov. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation and the associated press release. We assume no obligation or duty and do not intend to update these forward-looking statements except as required by the securities laws.
References to quantities of oil or gas include amounts we believe will ultimately be produced, and may include
“proved reserves” and quantities of oil or gas that are not yet classified as “proved reserves” under SEC definitions.
Statements of oil and gas reserves are estimates based on assumptions and may be imprecise. Investors are urged to consider closely the disclosure regarding reserves in our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Presentation Outline
• Executive Summary
 Summary of Q4 2011 Results (pg. 4)
• Operational Highlights by Segment
 Contracting Services (pg. 9)
 Oil & Gas (pg. 15)
• Key Balance Sheet Metrics (pg. 20)
• 2012 Outlook (pg. 22)
• Non-GAAP Reconciliations (pg. 27)
• Questions & Answers
Express installing suction piles in the Walker Ridge
block of the Gulf of Mexico

Executive
Summary

Quarter Ended			Year Ended	
	12/31/2011	12/31/2010	9/30/2011	12/31/2011	12/31/2010
Revenues	**$ 396**	**$ 306**	**$ 372**	**$ 1,399**	**$ 1,200**
Gross Profit:	140	32	126	475	223
Operating	35%	10%	34%	34%	19%
Oil & Gas Impairments/ARO Increases	(108)	(9)	(2)	(133)	(181)
Exploration Expense	(1)	(7)	(2)	(11)	(8)
Total	$ 31	$ 16	$ 122	$ 331	$ 34
Goodwill Impairment	-	17 (A)	-	-	17 (A)
Net Income (Loss)	**$ 17**	**$ (50)** (B)	**$ 46**	**$ 130**	**$ (127)** (C)
Diluted Earnings (Loss) Per Share	**$ 0.16**	**$ (0.48)**	**$ 0.43**	**$ 1.22**	**$ (1.22)**
Adjusted EBITDAX (D)					
Contracting Services	$ 69	$ 26	$ 84	$ 258	$ 250
Oil & Gas	110	81	100	447	254
Corporate / Elimination	(13)	(11)	(6)	(36)	(74)
Adjusted EBITDAX	**$ 166**	**$ 96**	**$ 178**	**$ 669**	**$ 430**

Executive Summary
($ in millions, except per share data)
(A) Included a $16.7 million non-cash charge to write off goodwill associated with our Southeast Asia well operations subsidiary in fourth quarter 2010.
(B) Included a $7.1 million deferred tax asset valuation allowance associated with our Southeast Asia well operations subsidiary in fourth quarter 2010.
(C) Included a $17.5 million ($11.5 million after income taxes) charge related to settlement of litigation regarding a 2007 international construction contract in first quarter 2010 as well as a $7.1 million deferred tax asset valuation allowance associated with our Southeast Asia well operations subsidiary in fourth quarter 2010.
(D) See non-GAAP reconciliations on slides 28-29.

Executive Summary
• Q4 2011 EPS of $0.16 per diluted share
 o Impairment charges totaling $107.5 million ($69.9 million after-tax) primarily associated with a reduction in carrying values of certain U.S. oil and gas properties and increases in U.S. and U.K.
 asset retirement obligations
 o Tax benefit of $31.3 million related to a reorganization of our Australian subsidiaries, offset by impairment charges of $17.1 million associated with the reduction in the fair value of certain
 Australian assets ($14.2 million after-tax)
 o Gain on sale of an oil and gas property of $4.5 million ($2.9 million after-tax)
 o Above three items totaled $120.1 million pre-tax ($52.7 million after-tax), or an impact of $(0.50)
 per share
• Contracting Services
 o 98% utilization in well intervention business
 o Improved utilization in subsea construction with Express and Intrepid achieving 100% utilization in the fourth quarter
• Oil and Gas
 o Fourth quarter average production rate of 24 Mboe/d or 146 MMcfe/d (67% oil)
 o Production year-to-date through February 21 averaged approximately 24 Mboe/d (~68% oil)

Executive Summary
• Oil and Gas (continued)
 o Oil and gas production totaled 2.24 MMboe (13.4 Bcfe) in Q4 2011 versus 1.95 MMboe (11.7
 Bcfe) in Q3 2011 (year-to-date production of 8.7 MMboe / 52.2 Bcfe)
 ▪ Avg realized price for oil of $110.75 / bbl ($100.93 / bbl in Q3 2011), inclusive of hedges
 ▪ Avg realized price for natural gas and natural gas liquids (NGLs) of $6.16 / Mcf ($6.15 / Mcf in Q3 2011), inclusive of hedges
 • Gas price realizations benefited from sales of natural gas liquids
 • NGL production of 0.22 MMboe (1.3 Bcfe) Q4 2011 and 0.14 MMboe (0.8 Bcfe) in
 Q3 2011
• Balance sheet continues to strengthen
 o Repaid $18 million of Term Loan from proceeds of sale of an oil and gas property
 o Cash increased to $546 million at 12/31/2011 from $375 million at 9/30/2011
 o Liquidity* increased to $1.1 billion at 12/31/2011 from $933 million at 9/30/2011
 o Gross debt decreased to $1.16 billion at 12/31/2011 from $1.17 billion at 9/30/2011
 o Net debt decreased to $609 million at 12/31/2011 from $796 million at 9/30/2011
*Liquidity as we define it is equal to cash and cash equivalents ($546 million), plus available capacity under our revolving credit facility ($559 million).

Operational
Highlights

Quarter Ended		
	December 31		Sept 30
	2011	2010	2011
Revenues [A]			
Contracting Services	$ 206	$ 185	$ 230
Production Facilities	19	20	20
Total Revenue	$ 225	$ 205	$ 250
Gross Profit [A]			
Contracting Services [B]	$ 40	$ 3	$ 56
Profit Margin	*19%*	*1%*	*24%*
Production Facilities	10	6	11
Profit Margin	*51%*	*32%*	*55%*
Total Gross Profit	$ 50	$ 9	$ 67
Gross Profit margin	*22%*	*4%*	*27%*

($ in millions, except percentages)
(A) See non-GAAP reconciliation on slides 28-29. Amounts are prior to intercompany eliminations.
(B) Before gross profit impact of $6.6 million asset impairment charges in Australia.
Contracting Services
• 98% utilization in Well Ops
• 87% utilization in Subsea
 Construction due to improved
 utilization for the Caesar on
 accommodations project in Mexico
• 93% chartered vessel utilization in
 Robotics due to continued strength
 in trenching in the North Sea
Helix Producer I deployed on Helix’s Phoenix field
in Green Canyon 237 (Gulf of Mexico)

Quarter Ended		
	December 31		Sept 30
	2011	2010	2011
Independence Hub	$ 4	$ 4	$ 4
Deepwater Gateway (Marco Polo)	1	1	1
SapuraCrest Helix JV (Australia)	1	1	-
Equity in Earnings	$ 6	$ 6	$ 5

($ in millions)
Earnings in Equity Investments

Contracting Services - Well Ops
GOM
• Q4000 worked for Shell and Anadarko on multiple projects
 throughout Q4
• 100% utilization achieved in Q4
• Current backlog extends into 2013
North Sea
• Seawell and Well Enhancer posted a combined 96%
 utilization in Q4
• Strong outlook anticipated for both vessels in 2012
Asia Pacific
• Normand Clough completed a day rate construction
 project for COOEC offshore China for SapuraCrest Helix
 JV
• 70 day Normand Clough expected work in Malaysia
 commencing in Q2
• Wellhead cutting system completed four wellhead
 removals in Q4 2011 with eight scheduled in Q1 and three
 in Q2
Well Enhancer, operating in the North Sea, is the
world’s only monohull well intervention vessel
capable of deploying coiled tubing

Contracting Services - Robotics
• 93% chartered vessel utilization and 92% trencher
 utilization
• ROV and trencher utilization up in the Gulf of
 Mexico and North Sea
• Completed first ROVDrill project in the North Sea:
 successfully completed 29 sites consisting of bore
 holes and cone penetrometer testing (CPTs) to 40
 meters through multiple subsea soil and bedrock
 formations.
• Generated $17 million wind farm trenching
 revenues during Q4 (approximately $42 million in
 2011) utilizing the Island Pioneer and Deep
 Cygnus vessels, and T600, T750 and iTrencher
 trenchers
• Grand Canyon vessel and T1200 trencher
 construction on target for delivery in Q2 2012, to
 initially be paired for renewable energy market
 contracts
Grand Canyon being prepared for transit from Turkey
to Norway for completion and mid-2Q12 delivery.

Contracting Services - Subsea Construction
Contracting Services - Subsea Construction
• Express and Intrepid were 100% utilized during Q4
 (excluding the Caesar)
• Express worked on projects for Chevron, Apache and
 Newfield
• Intrepid was deployed to California in October. Expected to arrive back in the Gulf of Mexico in late Q1
• Caesar  completed shipyard upgrades in mid-October and
 currently on accommodations project in Mexico’s Bay of
 Campeche with work extended to April 30
Intrepid performed pipelay and saturation
diving operations off the California coast
during the fourth quarter.

100%
80%
60%
40%
20%
0%
83%
63%
87%
85%
99%
93%
90%
99%
98%
60%
67%
69%
4Q 2010
3Q 2011
4Q 2011
Subsea Construction Vessels
ROV / Trencher Support Vessels
Well Intervention Vessels
ROVs and Trenchers

- *Intrepid*
- *Olympic Canyon* **(2)**
- *Seawell*
- 41 ROVs

• Express
• Caesar (1)
• Island Pioneer (2)
• Deep Cygnus (2)
• Olympic Triton (2)
• Normand Clipper, Stril Explorer (2)
• Well Enhancer
• Q4000
• 2 ROVDrill Units
• 3 Trenchers
(1) Completed upgrades and sea trials on October 13. Caesar deployed to Mexico on accommodations project in Bay of Campeche.
(2) Chartered vessels.
Contracting Services Utilization

HELIX ENERGY SOLUTIONS GROUP

Financial Highlights

($ in millions, except production and price data)

	Quarter Ended					
	December 31				Sept 30	
	2011		2010		2011	
Revenue	$	196	$	137	$	159
Gross Profit - Operating		97		24		60
Oil & Gas Impairments and ARO Increases [(A)]		(108)		(9)		(2)
Exploration Expense		(1)		(7)		(2)
Total	$	(12)	$	8	$	56
Gain (loss) on Oil & Gas Derivative Contracts	$	-	$	(2)	$	-
Production (MMboe):						
Shelf		0.73		0.91		0.72
Deepwater		1.51		1.37		1.23
Total		2.24		2.28		1.95
Oil (MMbbls)		1.51		1.16		1.34
Gas (Bcf)		4.36		6.73		3.62
Total (MMboe)		2.24		2.28		1.95
Total (Bcfe)		13.4		13.7		11.7
Average Commodity Prices: [(B)]						
Oil / Bbl	$	110.75	$	80.11	$	100.93
Gas / Mcf	$	6.16	$	6.11	$	6.15

(A) Fourth quarter 2011 impairments
 primarily associated with the
 reduction in carrying values of
 certain oil and gas properties
 due to year-end revisions in
 reserves. Further, fourth quarter
 2011 impacted by increased
 asset retirement obligations for
 U.S. and U.K. end of life
 properties.
(B) Including effect of settled hedges
 and mark-to-market derivative
 contracts.
Oil & Gas

HELIX ENERGY SOLUTIONS GROUP

	Quarter Ended					
	December 31				Sept 30	
	2011		2010		2011	
	Total	per Boe	Total	per Boe	Total	per Boe
DD&A [A]	**$ 48**	**$ 21.64**	**$ 69**	**$ 30.40**	**$ 50**	**$ 25.50**
Operating and Other: [B]						
Operating Expenses [C]	$ 32	$ 14.35	$ 30	$ 13.14	$ 38	$ 19.64
Workover	8	3.57	4	1.90	4	1.92
Transportation	3	1.33	3	1.19	2	0.93
Repairs & Maintenance	5	2.08	2	0.81	2	1.22
Other	3	1.50	4	1.94	3	1.39
Total Operating & Other	**$ 51**	**$ 22.83**	**$ 43**	**$ 18.98**	**$ 49**	**$ 25.10**
Total	**$ 99**	**$ 44.47**	**$ 112**	**$ 49.38**	**$ 99**	**$ 50.60**

Oil & Gas
(A) Included accretion expense. Q4 2011 DD&A rate positively affected by increased proved reserves at our Phoenix field as a result of better than expected production rates (net of adjustments in other fields).
(B) Excluded exploration expense, hurricane-related repairs and abandonment cost.
(C) Included $2.0, $2.3, and $8.4 million related to a weather derivative contract for the quarters ended December 2011, December 2010 and September 2011 respectively.
Operating Costs ($ in millions, except per Boe data)

Oil & Gas - Total Proved and Probable Reserves

	Oil Mbbls	Gas MMcf	Total Mboe
Total estimated proved reserves at 12/31/2010	24,818	227,264	62,695
Revision of previous oil and gas estimates	3,475	(108,947)	(14,683)
Production	(5,785)	(17,458)	(8,694)
Sales of reserves in place	(205)	(4,109)	(890)
Extensions and discoveries	386	271	431
Total estimated proved reserves at 12/31/2011	22,689	97,021	38,860
Total estimated probable reserves at 12/31/2011 (risked)	4,072	95,273	19,951
Total estimated proved and probable reserves at 12/31/2011	26,761	192,294	58,811
• 87 Bcf of Bushwood proved gas reserves reclassified to probable reserves.
• SEC PV-10 case increased from $1.3 billion at December 31, 2010 to $1.5 billion at December 31, 2011 primarily due to the increase in oil prices.

Oil & Gas - Reserve Report Highlights

	Proved Developed	Proved Undeveloped	Total
Total Estimated Reserves (MMboe)	23	16	39
Shelf	13	9	22
Deepwater	10	7	17
Oil (MMbbls)	13	10	23
Gas (Bcf)	60	37	97
SEC Case PV-10 (A) (pre-tax, in millions)	$ 964	$ 508	$ 1,472
PV-10 Forward Strip Price (A), (B) (pre-tax, in millions)	$ 949	$ 503	$ 1,452
At December 31, 2011
(A) PV-10 of oil and gas of approximately $1.3 billion and $0.2 billion, respectively (both under SEC-case and Forward Strip Price case).
(B) Based on NYMEX Henry Hub gas and WTI oil forward strip prices at December 31, 2011.

HELIX ENERGY SOLUTIONS GROUP

Oil (Bbls)	Collars	Swaps	Total Volume Hedged	Pricing Basis	Swap Pricing	Average Collar Price Floor	Average Collar Price Ceiling
2012	900,000	-	900,000	WTI	$ -	$ 96.67	$ 118.57
2012	1,667,500	192,500	1,860,000	Brent	$ 103.20	$ 99.42	$ 117.59
2013	600,000	500,000	1,100,000	Brent	$ 99.15	$ 95.83	$ 105.50
Natural Gas (Mcf)							
2012	2,000,000	9,000,000	11,000,000	Henry Hub	$ 4.35	$ 4.75	$ 5.09
2013	-	6,000,000	6,000,000	Henry Hub	$ 4.09		
Subtotals (Boe)							
2012	2,900,833	1,692,500	4,593,333				
2013	600,000	1,500,000	2,100,000				
Grand Totals	**3,500,833**	**3,192,500**	**6,693,333**

Summary of Jan 2012 - Dec 2013 Hedging Positions *
* As of February 22, 2012

Key Balance
Sheet Metrics

($ amounts in millions)

$2,027
$1,803
$1,361
$1,090
$1,358
$967
$1,155
$609
$2,000
$1,500
$1,000
$500
$0
Debt (A)
$1,100
$825
$550
$275
$0
Liquidity (B)
12/31/2008
12/31/2009
12/31/2010
12/31/2011
Gross Debt
Net Debt
Liquidity

Debt and Liquidity Profile
 Liquidity of approximately $1.1 billion at 12/31/2011

 (A) Includes impact of unamortized debt discount under our Convertible Senior Notes.
 (B) Liquidity, as we define it, is equal to cash and cash equivalents ($546 million), plus available capacity under our revolving credit facility ($559 million).

2012 Outlook

2012 Outlook
Broad Metrics	2012 Forecast	2011 Actual
Oil and Gas Production	7.5 MMboe	8.7 MMboe
EBITDAX	~$600 million	$669 million
CAPEX	~$445 million	$229 million
Commodity Price Deck		2012 Forecast	2011 Actual
Hedged	Oil	$104.80 / Bbl	$100.91 / Bbl
	Gas	$4.56 / Mcf	$6.04 / Mcf

2012 Outlook
• Contracting Services
 o Strong backlog for the Q4000, Well Enhancer and Seawell through 2012
 ▪ Q4000 building backlog into 2013
 o Well Enhancer working in West Africa and transits back to the North Sea late first quarter
 o Intrepid deployed to California performing field development projects and expected to arrive back in the Gulf of Mexico end of Q1
 o Express working through a full backlog in Gulf of Mexico for Q1 and is scheduled to work in the
 Mediterranean and North Sea in Q2 and Q3 of 2012 before returning back to the Gulf of Mexico
 o Caesar deployed to Mexico’s Bay of Campeche for accommodations project through April
 o Continued focus on trenching and cable burial business with non-oilfield projects growing
 o Continued recovery anticipated in global Robotics market, particularly in the Gulf of Mexico
 o Four vessels scheduled for regulatory drydocks in 2012, approximately $25 million impact on
 EBITDA
 ▪ Intrepid - April
 ▪ Q4000 - March
 ▪ Seawell - April
 ▪ Well Enhancer - August

2012 Outlook
• Oil and Gas
 o Forecasted 2012 overall production of 7.5 MMboe, including Wang (Phoenix field) and Danny 2
 (Bushwood field) exploration wells
 ▪ Assumes Wang production commences Q4
 ▪ Assumes Danny 2 production commences mid-year
 o Approximately 90% of 2012 revenues from oil and NGLs
 o Anticipated 67% of production volume is oil and 64% of total production from deepwater
 o 61% hedged for the year (76% of estimated PDP production)
 o Assumes no significant storm disruptions
• Balance Sheet
 o Amended credit agreement to allow for new $100 million term loan expected to fund late March
 o Terms and conditions same as revolving credit facility
 o Proceeds from new term loan together with $100 million of existing liquidity will be used to repay
 $200 million in principal of senior unsecured notes in late March

2012 Outlook - Capex
• Capital Expenditures
 o Contracting Services ($250 million)
 ▪ Announced new build semi submersible intervention vessel (approximately $130 million of capex in 2012)
 ▪ Regulatory dry docks for four vessels
 ▪ Continued incremental investment in robotics business, with a focus on adding trenching spread capacity
 o Oil and Gas ($195 million)
 ▪ Focus capital investment on shelf oil developments/opportunistic workovers with relatively fast payback
 ▪ Two major deepwater well projects planned this year
 ▪ Danny 2 - 1H activity
 ▪ Wang - 2H activity

Non-GAAP
Reconciliations

HELIX ENERGY SOLUTIONS GROUP

	Quarter Ended			Year Ended	
	December 31		Sept 30	December 31	
	2011	2010	2011	2011	2010
Net income (loss) applicable to common shareholders	$ 17	$ (50)	$ 46	$ 130	$ (127)
Non-cash impairments	96	25	-	108	195
Gain on asset sales	(4)	(3)	-	(5)	(9)
Preferred stock dividends	-	-	-	-	-
Income tax provision (benefit)	(34)	2	23	15	(39)
Net interest expense and other	19	22	35	100	86
Depreciation and amortization	71	94	72	310	316
Exploration expense	1	6	2	11	8
Adjusted EBITDAX	$ 166	$ 96	$ 178	$ 669	$ 430

Non-GAAP Reconciliations
Adjusted EBITDAX ($ in millions)
We calculate Adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization and exploration expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted
EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

HELIX ENERGY SOLUTIONS GROUP

	Quarter Ended		
	December 31		Sept 30
	2011	2010	2011
Revenues			
Contracting Services	$ 206	$ 185	$ 230
Production Facilities	19	20	20
Intercompany elim. - Contracting Services	(13)	(25)	(26)
Intercompany elim. - Production Facilities	(12)	(10)	(11)
Revenue as Reported	$ 200	$ 170	$ 213
Gross Profit			
Contracting Services	$ 40	$ 3	$ 56
Production Facilities	10	6	11
Intercompany elim. - Contracting Services	1	-	(1)
Intercompany elim. - Production Facilities	-	-	-
Gross Profit as Reported	$ 51	$ 9	$ 66
Gross Profit Margin	25%	5%	31%

29

Revenue and Gross Profit As Reported ($ in millions)
Non-GAAP Reconciliations